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                                                               Exhibit 10.4

                            5Net5 Corp.
                      133 Mercer St., Suite 6
                      New York, New York 10012


           Amendment to Paragraph 2, Section A, subsection vi.
       COMPUTER SOFTWARE DEVELOPMENT AGREEMENT dated Feb. 1, 2000


Horizon Pharmacies, Inc.
531 W. Main St. Suite 100
Denison, TX 75020


Attention: Rick McCord
           President and CEO

Re:   COMPUTER SOFTWARE DEVELOPMENT AGREEMENT

Dear Mr. McCord:

      This will amend Paragraph 2, Section A, subsection vi. of our agreement dated Feb. 1, 2000. This will now replace the language of the existing clause of that agreement:



           A consulting fee of $10,000 per month for one (1) year, payable no later than the 10th calendar day of each month; provided, however, that the first month's fee shall be payable to Consultant on Feb. 1st, 2000. If the publicly traded common stock of the Company closes at a market price greater than, or equal to, $5.00 per share for 10 trading days on a trailing average basis, this consulting fee shall become $20,000 per month for the remainder of the period of this agreement. In addition, the Company shall pay the Consultant retroactively an additional $10,000 for each month of this agreement prior to the month when payment of the $20,000 consulting fee is begun under the above provision.


                                      Very truly yours,
                                      5NET5 CORP.


                                      By: /s/ Kethe Cicconi
                                         ----------------------------
                                         Name: Kethe Cicconi
                                         Title: President

AGREED AND ACCEPTED
HORIZON PHARMACIES, INC.


By: /s/ Ricky D. McCord
   ---------------------
   Name: Ricky D. McCord
   Title: President
Date of Execution: 2/2/00